UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2011 (February 25, 2011)

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

517-487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 25, 2011, the Audit Committee of the Board of Directors of Capitol Bancorp Ltd. ("Capitol") was advised that Michigan Commerce Bank filed an amendment of its interim regulatory financial statements as of and for the period ended September 30, 2010 to increase its allowance for loan losses and related provision for loan losses in the amount of $11.7 million, as a result of a recently-completed joint examination of the bank by the Federal Deposit Insurance Corporation and the Office of Financial and Insurance Regulation of the State of Michigan.  Such examination commenced in September 2010.  The bank's decision to amend its interim financial statements was based on discussion with those regulatory agencies regarding expectations that certain examination findings, including a change in estimate regarding the bank's allowance for loan losses as of September 30, 2010, would require such amendment; however, the bank has not yet received the related examination report.  Michigan Commerce Bank is a significant subsidiary of Capitol and, accordingly, a material change in its interim financial statements is deemed to have a material effect on Capitol's unaudited condensed consolidated financial statements as of and for the three months and nine months ended September 30, 2010.

As a result of Michigan Commerce Bank's revision of its interim financial statements discussed above, Capitol's Audit Committee concluded that Capitol's consolidated allowance for loan losses and related provision for loan losses should be similarly increased as of and for the three months and nine months ended September 30, 2010.  As a result, Capitol's previously-filed unaudited condensed consolidated financial statements as of and for the three months and nine months ended September 30, 2010, included in its Quarterly Report on Form 10-Q for the periods then ended, as filed on November 15, 2010, can no longer be relied upon.  Consequently, Capitol intends to amend its September 30, 2010 Form 10-Q, as soon as reasonably practicable, to give effect to the $11.7 million increase in the allowance for loan losses as of September 30, 2010.

Capitol's Audit Committee and Capitol's management have discussed the matters disclosed in this Current Report with BDO USA, LLP, Capitol's independent registered public accounting firm.

Capitol's management has assessed the effect of this restatement on Capitol's internal control over financial reporting and its disclosure controls and procedures and its conclusions with respect thereto will be included in the amended Form 10-Q described above.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K contain forward-looking statements that are based on management's expectations, estimates, projections and assumptions.  Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.  Therefore, actual future results and trends may differ materially from forward-looking statements due to a variety of factors.

All forward-looking statements herein speak only as of the date of this Current Report on Form 8-K.  All subsequent written and oral forward-looking statements attributable to Capitol or any person acting on its behalf are qualified by the cautionary statements in this Current Report on Form 8-K.  Capitol does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 7.01  Regulation FD Disclosure.

On March 3, 2011, Capitol issued a press release with respect to the restatement described above.  A copy of that press release is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1
Press release dated March 3, 2011, announcing restatement of Capitol Bancorp Ltd.'s previously-filed unaudited condensed consolidated financial statements as of and for the three months and nine months ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2011	CAPITOL BANCORP LTD. (Registrant) By: /s/ Cristin K. Reid Name: Cristin K. Reid Title: Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1
Press release dated March 3, 2011, announcing restatement of Capitol Bancorp Ltd.'s previously-filed unaudited condensed consolidated financial statements as of and for the three months and nine months ended September 30, 2010.